UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011 (October 8, 2011)

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO Appointment, CEO Transition and Chairman Transition

On October 8, 2011, Harris Corporation (the “Company” or “Harris”) entered into an employment agreement summarized below with William M. Brown (the “Employment Agreement”), pursuant to which Mr. Brown will serve as the Chief Executive Officer and President of the Company, effective November 1, 2011 (the “Effective Date”). In connection with Mr. Brown’s appointment, on October 8, 2011, the Company also entered into a letter agreement summarized below with Howard L. Lance (the “Letter Agreement”), pursuant to which Mr. Lance will retire from his position as Chief Executive Officer and President effective October 31, 2011 (the “Retirement Date”). As noted in the Company’s Current Report on Form 8-K filed on May 24, 2011, the Company implemented a CEO succession plan after Mr. Lance advised the Company’s Board of Directors (the “Board”) that he would like to retire at the end of fiscal 2012, or at such time as a suitable successor Chief Executive Officer was identified by the Board. Mr. Lance will serve as non-executive Chairman of the Board from the Retirement Date until December 31, 2011.

On October 8, 2011, the Board also appointed Mr. Thomas A. Dattilo, age 60, as non-executive Chairman of the Board to succeed Mr. Lance as Chairman of the Board, effective January 1, 2012. Mr. Dattilo, who the Board has determined is independent, has been a director of the Company since 2001. Mr. Dattilo is currently an advisor and consultant to various private investment firms. He served as a Senior Advisor for Cerberus Operations and Advisory Company, LLC, a unit of Cerberus Capital Management, a private investment firm, from June 2007 until June 2009. Prior to joining Cerberus, Mr. Dattilo was most recently Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company.

Mr. Brown, age 48, joins the Company from United Technologies Corporation (“UTC”), a diversified company providing high technology products and services to the global aerospace and building industries, where he held several senior leadership roles since he joined UTC in 1997. Since March 2011, Mr. Brown has served as Senior Vice President, Corporate Strategy and Development, responsible for UTC’s global strategic planning and mergers and acquisitions activity. He served as President of UTC’s Fire & Security division from January 2006 to March 2011. He led the Asia Pacific Operations of UTC’s Carrier business from January 2004 to January 2006. He also served as President of UTC’s Carrier Transicold business from May 2001 to December 2003 and General Manager of its Replacement Component Division from January 2000 to May 2001. He joined UTC in 1997 as Director, Strategic Planning. Before joining UTC, Mr. Brown worked for McKinsey & Company as a Senior Engagement Manager and as a Project Engineer for Air Products and Chemicals, Inc. Mr. Brown received his B.S. and M.S. degrees in mechanical engineering from Villanova University and his M.B.A. degree from the University of Pennsylvania Wharton School.

Employment Agreement with Mr. Brown

The Employment Agreement provides for an employment term commencing on the Effective Date and ending on October 31, 2016. Beginning on November 1, 2016, the employment term shall automatically extend for successive one-year periods unless the Company or Mr. Brown provides prior written notice that the employment term shall not be so extended.

The Employment Agreement sets forth Mr. Brown’s initial base salary at the annual rate of $800,000 and his target cash incentive compensation opportunity under the Company’s Annual Incentive Plan (or any successor to such plan) (the “AIP”) of not less than 100% of his base salary.

In order to replace the value of significant compensation from his current employer that Mr. Brown is forfeiting in order to join Harris, the Employment Agreement provides for:

•

a cash signing bonus of $4.5 million payable on or around January 16, 2012; provided, that, if Mr. Brown resigns other than as a result of a Constructive Termination (as defined in the Employment Agreement) or he is terminated for Cause (as defined in the Employment Agreement) (i) prior to the date that is six months after the Effective Date, Mr. Brown will repay to the Company the full amount of the signing bonus; (ii) on or following the date that is six months after the Effective Date but prior to the first anniversary of the Effective Date, Mr. Brown will repay to the Company two-thirds (2/3rds) of the signing bonus; and (iii) following the first anniversary of the Effective Date but prior to the date that is eighteen months following the Effective Date, Mr. Brown will repay to the Company one-third (1/3rd) of the signing bonus;

•

on the Effective Date, the grant of a stock option to acquire 194,731 shares of the Company’s common stock (with an exercise price equal to the fair market value of the Company’s common stock on the Effective Date), which stock option will have a ten-year term and vest with respect to one-third of the shares on each of the first three anniversaries of the Effective Date, subject to Mr. Brown’s continued employment with the Company to the applicable vesting date;

•

on the Effective Date, the grant of 56,165 performance share units relating to a two-year fiscal 2012-2013 performance period, which will become eligible to vest with respect to 50% of such units on July 1, 2013 and 50% of such units on July 1, 2014, and be payable in an equivalent number of shares of the Company’s common stock based on the attainment of certain performance goals relating to cumulative operating income and return on invested capital, subject to a total shareholder return adjustment (the “Performance Goals”) (such goals are the same as currently in place with respect to the fiscal 2012-2013 portion of the Company’s fiscal 2012-2014 performance share unit awards), and subject to Mr. Brown’s continued employment with the Company to the applicable vesting date; and

•

on the Effective Date, the grant of 42,792 performance share units relating to the three-year fiscal 2012-2014 performance period, which will become eligible to vest on June 27, 2014, and be payable in an equivalent number of shares of the Company’s common stock based on the attainment of the Performance Goals (such goals are the same as currently in place with respect to the Company’s fiscal 2012-2014 performance share unit awards), and subject to Mr. Brown’s continued employment with the Company to such date (together with the stock option and performance share unit grants described above, the “Make-Whole Equity Awards”).

The Employment Agreement also provides that as part of the Company’s normal annual equity grant, the Company will grant to Mr. Brown on the Effective Date (i) 40,118 performance share units relating to the three-year fiscal 2012-2014 performance period, which will be eligible to vest on June 27, 2014, and be payable in an equivalent number of shares of the Company’s common stock based on attainment of the Performance Goals and subject to Mr. Brown’s continued employment with the Company to such date, and (ii) a stock option to acquire 171,821 shares of the Company’s common stock (with an exercise price equal to the fair market value of the Company’s common stock on the Effective Date), which stock options will have a ten-year term and will vest with respect to one-third of the shares on each of the first three anniversaries of the Effective Date, subject to Mr. Brown’s continued employment with the Company to the applicable vesting date. With respect to the fiscal year commencing June 30, 2012 and each subsequent fiscal year during the term of the Employment Agreement, Mr. Brown will be considered for additional long-term incentives, which, for each of the Company’s 2013 and 2014 fiscal years, will have an aggregate target value of at least 375% of his then-current base salary.

The Employment Agreement also provides that while employed, Mr. Brown will be entitled to participate in the Company’s employee welfare, 401(k) Retirement Plan, deferred compensation and benefit and perquisite plans and policies in accordance with their terms as in effect from time to time, on the same basis as such benefits are generally made available to other senior executives of the Company. Mr. Brown will also be reimbursed for reasonable moving expenses incurred in connection with his relocation and for the reasonable costs incurred by him for temporary housing for up to one year, each in accordance with the Company’s relocation policy. The Company has also agreed to reimburse Mr. Brown for legal fees incurred in connection with the negotiation and execution of the Employment Agreement, up to a maximum of $25,000.

In the event that Mr. Brown’s employment is terminated by Harris without Cause (other than by reason of death or Disability) or by Mr. Brown as a result of a Constructive Termination, Mr. Brown will be entitled to compensation that has accrued but not yet been paid, and subject to his execution and delivery of a release of claims against Harris, Mr. Brown will be entitled to receive from Harris:

•	a pro-rated annual cash incentive bonus for the fiscal year of termination based upon the achievement of performance objectives;

•

severance payments, paid in substantially equal monthly installments over a twenty-four-month period, in an aggregate amount equal to two times the sum of (i) his then-current base salary and (ii) his target annual cash incentive compensation for the year of termination;

•	Company-paid COBRA continuation medical benefits for a period of eighteen months following the termination date; and

•

with respect to Mr. Brown’s equity awards, (i) the stock option forming part of Mr. Brown’s Make-Whole Equity Awards will become fully vested and exercisable immediately prior to the date of termination and will remain outstanding for the one-year period following termination, but in no event beyond the normal expiration period; (ii) each other time-based vesting stock option will continue to vest in accordance with its ordinary vesting schedule for the two-year period following the date of termination, at which time any remaining unvested portion of the stock option will be forfeited, and to the extent vested, will remain outstanding for the twenty-seven month period following the termination date, but in no event beyond the normal expiration period; (iii) the performance share units forming part of Mr. Brown’s Make-Whole Equity Awards will remain outstanding and eligible to vest (without pro-ration) based on attainment of the Performance Goals if termination occurs prior to the end of the applicable performance period, and if termination occurs after the end of the applicable performance period and there is a requirement for Mr. Brown to remain employed for a subsequent vesting period, such requirement will be waived and the number of shares earned with respect to such performance period will become fully vested; and (iv) each other equity award will be treated in the manner set forth in the applicable plan and award agreement.

In the event that Mr. Brown’s employment is terminated due to Mr. Brown’s death or Disability (as defined in the Employment Agreement), Mr. Brown or his estate (as the case may be) will be entitled to receive compensation that has accrued but not yet been paid and any equity-based awards held by Mr. Brown will vest if and to the extent provided in the applicable plan and award agreements. In the event that Mr. Brown’s employment is terminated for Cause or by Mr. Brown other than as a result of a Constructive Termination, he will only be entitled to the compensation that has accrued but not yet been paid. If Mr. Brown’s employment is terminated for Cause, all vested or unvested equity-based awards then held by Mr. Brown will be forfeited immediately. In the event that Mr. Brown resigns other than as a result of a Constructive Termination, all vested or unvested equity-based awards then held by Mr. Brown shall be governed by the applicable plan and award agreements.

The Employment Agreement also provides that the Company and Mr. Brown will enter into an Executive Change in Control Severance Agreement in the form filed as Exhibit 10(o) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2010. In the event of a change in control of the Company, Mr. Brown would be entitled to the compensation and benefits under the Executive Change in Control Severance Agreement in lieu of any compensation or benefits pursuant to the Employment Agreement if his employment terminates within 2 years following a change in control under the circumstances provided under the Executive Change in Control Severance Agreement. Generally, these severance benefits will include:

•	payment of all accrued compensation, a pro-rated bonus and any unpaid accrued vacation pay;

•

a severance payment equal to two (2) times Mr. Brown’s highest annual rate of base salary during the 12-month period prior to the date of termination plus two (2) times the greatest of Mr. Brown’s highest annual bonus in the three fiscal years prior to the change in control, his target bonus for the year during which the change in control takes place or his target bonus for the year in which his employment is terminated;

•	continuation of medical, dental, accident, disability, life insurance and any similar benefits for up to two years; and

•

reimbursement of relocation expenses related to the pursuit of other business opportunities incurred within two years following the date of termination, recruitment or placement services and reimbursement for tax and financial services.

The form of Executive Change in Control Severance Agreement to be entered into by the Company and Mr. Brown does not provide for any tax gross-ups of excise taxes that may be imposed by Internal Revenue Service rules or regulations.

The Employment Agreement also provides that, without Harris’ written consent, Mr. Brown may not, for a period of two years following termination of his employment, (i) associate with or hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise (as defined in the Employment Agreement); or (ii) Solicit (as defined in the Employment Agreement) any Customer (as defined in the Employment Agreement) or any employee of Harris. In addition, the Company and Mr. Brown have agreed that during Mr. Brown’s employment and for two years thereafter, neither will make or publish any statements that disparage or defame the other party.

The selection of Mr. Brown to serve as Chief Executive Officer and President of the Company was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Brown and any director or other executive officer of the Company and there are no related persons transactions between the Company and Mr. Brown reportable under Item 404(a) of Regulation S-K.

The summary description of the Employment Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Letter Agreement with Mr. Lance

Pursuant to the Letter Agreement, Mr. Lance will continue to serve as Chairman of the Board, President and Chief Executive Officer through the Retirement Date. Following the Retirement Date, Mr. Lance will serve as non-executive Chairman of the Board until December 31, 2011, upon which date Mr. Lance’s retirement from the Board will become effective. During the period from January 1, 2012 through December 31, 2012, Mr. Lance will serve in the role of Special Advisor in order to facilitate the transition of responsibilities to Mr. Brown. Mr. Lance will receive advisory fees in an aggregate amount of $250,000, payable in monthly installments, for his services as Special Advisor during calendar year 2012.

Following the Retirement Date, Mr. Lance will be entitled to receive his account balance under the Company’s supplemental executive retirement plan. Mr. Lance will be eligible to receive a bonus under the AIP and the Company’s Performance Reward Plan (the “PRP”) in respect of the Company’s 2012 fiscal year, which will each be (i) contingent on the attainment of the applicable performance metrics for fiscal 2012 and (ii) pro-rated for the portion of the 2012 fiscal year which has elapsed as of the Retirement Date. Mr. Lance will also be entitled to participate in the Company’s group medical plan for retired employees, the full cost of which will be borne by Mr. Lance. The Company has also agreed to reimburse Mr. Lance for legal fees incurred in connection with the negotiation and execution of the Letter Agreement, up to a maximum of $25,000.

The Letter Agreement provides that the stock options held by Mr. Lance that are vested and exercisable as of the Retirement Date will remain outstanding for their full remaining terms. Stock options held by Mr. Lance that are not vested and exercisable as of the Retirement Date will remain outstanding and will continue to vest in accordance with their vesting schedule, and such stock options will remain outstanding for their full remaining terms. Each outstanding performance share award granted to Mr. Lance will remain outstanding and eligible to vest, based on the attainment of applicable performance goals, and a pro-rated number of performance shares will be deliverable for the portion of the performance period occurring through the Retirement Date.

The Letter Agreement also provides that on or about each November 1 following the Retirement Date, the Company will provide Mr. Lance with a supplemental retirement benefit, in the form of a life annuity, at an annual rate of $514,745, which annuity will be payable in annual installments for the remainder of his lifetime. In order to comply with the provisions of Section 409A of the Internal Revenue Code, the first payment of the annuity will not be made until May 1, 2012, at which time the Company will pay Mr. Lance an aggregate amount representing the annual annuity amount plus interest thereon for the period from the Retirement Date until May 1, 2012. Pursuant to the Letter Agreement, Mr. Lance acknowledges that he is not entitled to any benefits pursuant to the Supplemental Pension Plan for Howard L. Lance (Amended and Restated Effective January 1, 2009), dated as of December 19, 2008, between the Company and Mr. Lance (the “Restated SPP”).

Mr. Lance’s advisory fees, eligibility for a pro-rated bonus under the AIP and the PRP, the treatment of his stock options and performance share awards, and the payments with respect to the supplemental retirement benefit as described above, are conditioned upon his execution of a release of claims against the Company. The treatment of Mr. Lance’s stock options and his right to receive supplemental retirement benefit payments are also conditioned upon continued compliance with the restrictive covenants contained in the Letter Agreement. From and after the Retirement Date, Mr. Lance may not, without Harris’ written consent, (i) associate with or hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise (as defined in the Letter Agreement); or (ii) Solicit (as defined in the Letter Agreement) any Customer (as defined in the Letter Agreement) or any employee of Harris.

The Letter Agreement constitutes the entire agreement between Mr. Lance and the Company with respect to his retirement. In addition, pursuant to the Letter Agreement, the employment letter agreement, dated as of December 19, 2008 and effective January 1, 2009 between the Company and Mr. Lance (the “Lance Employment Agreement”), the Restated SPP and the Executive Severance Agreement, dated as of January 20, 2003, as amended and restated as of December 19, 2008 by and between the Company and Mr. Lance, are terminated upon effectiveness of the Letter Agreement. The Letter Agreement provides that it may be revoked by Mr. Lance for a period of 7 days after Mr. Lance signed it.

The summary description of the Letter Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Letter Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 10, 2011, the Company issued a press release announcing, among other things, that Mr. Brown has been appointed Chief Executive Officer and President of the Company effective November 1, 2011, details relating to Mr. Lance’s retirement as Chief Executive Officer and President and the appointment of Thomas A. Dattilo as non-executive Chairman of the Board effective January 1, 2012. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 8.01	Other Events

On October 8, 2011, the Board appointed Mr. Thomas A. Dattilo as non-executive Chairman of the Board to succeed Mr. Lance, effective January 1, 2012. Mr. Dattilo, who the Board has determined is independent, has been a director of the Company since 2001.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

10.1	Employment Agreement, dated October 8, 2011 and effective November 1, 2011, by and between Harris Corporation and William M. Brown.

10.2	Letter Agreement, dated October 8, 2011, by and between Harris Corporation and Howard L. Lance.

The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Corporation on October 10, 2011 (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Scott T. Mikuen
Name:	Scott T. Mikuen
Title:	Vice President, General Counsel and Secretary

Date: October 11, 2011

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description of Exhibit

10.1	Employment Agreement, dated October 8, 2011 and effective November 1, 2011, by and between Harris Corporation and William M. Brown.

10.2	Letter Agreement, dated October 8, 2011, by and between Harris Corporation and Howard L. Lance.

99.1	Press Release, issued by Harris Corporation on October 10, 2011 (furnished pursuant to Item 7.01).